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                                                                      EXHIBIT 11

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                                          Statement Re: Computation of Per Share Earnings
                                          -----------------------------------------------


                                       For the Year ended December 31, 1995    For the Three-month Period Ended March 31, 1996
                                       -------------------------------------   -----------------------------------------------
                                          Pro Forma EPS   Supplemental EPS             Pro Forma EPS   Supplemental EPS
                                          -------------   ----------------             -------------   ----------------
    Net earnings, as reported              $ 3,617,031       $ 3,617,031                $ 4,013,655      $ 4,013,655

    Adjustments:
      Reduction of Interest expense
       related to repayment of debt                 -            292,227                          -          206,382
                                           -----------       -----------                ------------     -----------
(A) Net earnings, as adjusted              $ 3,617,031       $ 3,909,258                   4,013,655     $ 4,220,037
                                           ===========       ===========                  ==========     ===========

                          Calculation of Weighted Average Shares Used in Calculation of Earnings Per Share
                          --------------------------------------------------------------------------------

(B) Weighted average shares
     outstanding, before
     adjustment                             10,375,000        10,375,000                  10,375,000      10,375,000
                                           -----------       -----------                ------------     -----------

    Senior Management Options
      granted in 1995                        1,294,800         1,294,800                   1,294,800       1,294,800

    Offering Price                               16.00             16.00                       16.00           16.00
    Grant Price                                  10.50             10.50                       10.50           10.50
                                           -----------       -----------                ------------     -----------
                                                  5.50              5.50                        5.50            5.50
      Divided by                                 16.00             16.00                       16.00           16.00
                                           -----------       -----------                ------------     -----------
                                                0.3438            0.3438                      0.3438          0.3438

(C)                                            445,088           445,088                     445,088         445,088
                                           -----------       -----------                ------------     -----------
    Capital Withdrawn                      $ 8,326,798       $ 8,326,798                   9,230,072       9,230,072
    Earnings Withdrawn                       3,720,404         3,720,404                     374,215         374,215
                                           -----------       -----------                ------------     -----------
                                             4,606,394         4,606,394                   8,855,857       8,855,857
    Offering price per Share, net                14.65             14.65                       14.65           14.65
                                           -----------       -----------                ------------     -----------
(D)                                            314,430           314,430                     604,495        604,495
                                           -----------       -----------                ------------     -----------

    Borrowing retired with
     proceeds from offering                                    1,585,150                                   9,935,009
    Offering price per share, net                                  14.65                                       14.65
                                                             -----------                                 -----------
(E) Number of shares considered
     to be issued to retire
     indebtedness                                                108,201                                     678,158
                                                             -----------                                 -----------
(F) Number of shares used to
    calculate pro forma and
    supplemental pro forma
    earnings per share ((B)+(C)+(D)+(E))    11,134,517        11,242,718                  11,424,583      12,102,740

(G) Rounded to:                             11,135,000        11,243,000                  11,425,000      12,103,000

                                                 Calculation of Per Share Earnings
                                                 ---------------------------------


    Pro Forma and Supplemental
     pro forma earnings per
     share ((A) divided by (F))             $     0.32       $      0.35                 $      0.35     $      0.35
                                            ==========       ===========                 ===========     ===========
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